SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

CITIBANK, N.A.

(Exact name of trustee as specified in its charter)

13-5266470
(I.R.S. employer
identification no.)

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip Code)

PIEDMONT NATURAL GAS COMPANY, INC.

(Exact name of obligor as specified in its charter)

North Carolina	56-0556998
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

1915 Rexford Road
Post Office Box 33068
Charlotte, NC	28233
(Address of principal executive offices)	(Zip Code)

DEBT SECURITIES
(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York 33 Liberty Street New York, NY	New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

	(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.		List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 — Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 — Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 — Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 — Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 — Not applicable.

Exhibit 6 — The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 — Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 2003 — attached)

Exhibit 8 — Not applicable.

Exhibit 9 — Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 17th day of June, 2003.

CITIBANK, N.A.

By	/s/ P. DeFelice Vice President

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on March 31, 2003, published in response to call made by Comptroller of the
Currency, under Title 12, United States Code, Section 161. Charter Number 1461
Comptroller of the Currency Northeastern District.

Thousands of dollars

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$11,366,000
Interest-bearing balances	15,861,000
Held-to-maturity securities	59,000
Available-for-sale securities	81,671,000
Federal funds sold in domestic offices	5,636,000
Federal funds sold and securities purchased under agreements to resell	9,053,000
Loans and leases held for sale	3,456,000
Loans and lease financing receivables:
Loans and leases, net of unearned income	302,878,000
LESS: Allowance for loan and lease losses	8,127,000

Loans and leases, net of unearned income, allowance, and reserve	294,751,000
Trading assets	47,370,000
Premises and fixed assets (including capitalized leases)	3,902,000
Other real estate owned	106,000
Investments in unconsolidated subsidiaries and associated companies	700,000
Customers’ liability to this bank on acceptances outstanding	999,000
Intangible assets: Goodwill	5,399,000
Intangible assets: Other intangible assets	4,906,000
Other assets	29,568,000

TOTAL ASSETS	$514,803,000

LIABILITIES
Deposits: In domestic offices	$112,782,000
Noninterest-bearing	19,239,000
Interest-bearing	93,543,000
In foreign offices, edge and agreement subsidiaries, and IBFs	234,180,000
Noninterest-bearing	16,569,000
Interest-bearing	217,611,000
Federal funds purchased in domestic offices	15,066,000
Federal funds purchased and securities sold under agreements to repurchase	12,746,000
Demand notes issued to the U.S. Treasury	0
Trading liabilities	29,412,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): ss	29,761,000
Bank’s liability on acceptances executed and outstanding	999,000
Subordinated notes and debentures	11,500,000
Other liabilities	27,247,000

TOTAL LIABILITIES	$473,693,000

Minority interest in consolidated subsidiaries	224,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	1,950,000
Common stock	751,000
Surplus	22,115,000
Retained Earnings	16,910,000
Accumulated net gains (losses) on cash flow hedges	-840,000
Other equity capital components	0

TOTAL EQUITY CAPITAL	$40,886,000

TOTAL LIABILITIES AND EQUITY CAPITAL	$514,803,000

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

ROGER W. TRUPIN CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

GRACE B. VOGEL
ALAN S. MACDONALD
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS